Other Exhibit

                             POWER OF ATTORNEY

     The undersigned hereby constitute and appoint Elizabeth A. Keeley, Marie
E. Connolly, Richard W. Ingram, Mark A. Karpe and John E. Pelletier and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Growth and Income Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


_________________________________            October 21, 1996
Joseph S. DiMartino

_________________________________            October 21, 1996
David P. Feldman

_________________________________            October 21, 1996
John M. Fraser, Jr.

_________________________________            October 21, 1996
Robert R. Glauber

_________________________________            October 21, 1996
James F. Henry

_________________________________            October 21, 1996
Rosalind G. Jacobs

_________________________________            October 21, 1996
Irving Kristol

_________________________________            October 21, 1996
Dr. Paul A. Marks

_________________________________            October 21, 1996
Dr. Martin Peretz

_________________________________            October 21, 1996
Bert W. Wasserman